Exhibit 11, Form 10-K
                                                          Kansas City Life
                                                          Insurance Company



                         KANSAS CITY LIFE INSURANCE COMPANY
                          COMPUTATION OF PER SHARE EARNINGS
                    Years ended December 31, 1995, 1994 and 1993


                            1995                 1994                 1993

Shares outstanding
at the end of:
  January                 6,163,293            6,146,912            6,142,432
  February                6,167,341            6,149,595            6,142,616
  March                   6,169,609            6,152,038            6,142,979
  April                   6,167,726            6,148,472            6,144,893
  May                     6,176,567            6,153,712            6,150,295
  June                    6,179,444            6,154,480            6,153,021
  July                    6,178,783            6,150,730            6,153,737
  August                  6,178,894            6,146,180            6,159,390
  September               6,177,911            6,154,427            6,143,140
  October                 6,175,032            6,154,517            6,142,316
  November                6,177,879            6,160,637            6,140,715
  December                6,177,905            6,162,436            6,143,875

    Weighted average
    number of shares
    outstanding for
    the year              6,173,294            6,152,155            6,146,583



Income before
nonrecurring item       $41,738,000           38,858,000           42,054,000

Postemployment
benefits, net                     -            1,481,000                    -


Net income              $41,738,000           37,377,000           42,054,000


Per common share:
  Income before
  nonrecurring item     $      6.76                 6.32                 6.84

  Postemployment
  benefits, net                   -                  .24                    -

Net income              $      6.76                 6.08                 6.84
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